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                                                                    EXHIBIT 3.61

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                         VHS SAN ANTONIO PARTNERS, L.P.

      This Certificate of Limited Partnership (the "Certificate") of VHS San Antonio Partners, L.P., a Delaware limited partnership (the "Partnership"), is made as of this 25th day of September, 2002, by VHS Acquisition Subsidiary Number 5, Inc., a Delaware corporation, as the sole General Partner of the Partnership.

      The General Partner hereby certifies as follows:

      1.    The name of the Partnership is VHS San Antonio Partners, L.P.

      2. The complete street address of the registered office and the name of the registered agent required to be maintained in Delaware are as follows:

            The registered office is:

            9 East Loockerman Street
            Dover, Delaware 19901
            County of Kent

      The name of the registered agent of the Partnership at such address is National Registered Agents, Inc.

      3. The street address of the principal office of the partnership is as follows:

            1614 Sidney Baker Street
            Kerrville, Texas  78028

      4. The name and business address of each General Partner are as follows:

            VHS Acquisition Subsidiary Number 5, Inc.
            20 Burton Hills Boulevard
            Suite 100
            Nashville, Tennessee  37215

      5. This Certificate shall be effective upon its filing with the Secretary of State of the State of Delaware.

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      IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the day and year first above written.

                                   VHS ACQUISITION SUBSIDIARY NUMBER 5, INC., a Delaware corporation, the General Partner

                                   By: /s/  Ronald P. Soltman
                                       --------------------------------------
                                   Name:  Ronald P. Soltman
                                   Title: Executive Vice President

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